UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 18, 2011

ANHUI TAIYANG POULTY CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	0-53491	65-0918608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88, Eastern Outer Ring Road, Ningguo City, Anhui Province, 242300, People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 0563-430-9999

The Parkview Group, Inc.

(Former name or former address, if changed since last report)

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendment to Articles of Incorporation or Bylaws.

Effective January 18, 2011, Anhui Taiyang Poultry Co., Inc. (f/k/a The Parkview Group, Inc.) (the “Company”) filed articles of merger with the Secretary of State of the State of Delaware, whereby a wholly-owned subsidiary of the Company was merged into the Company, pursuant to which the Company changed its name from “The Parkview Group, Inc.” to “Anhui Taiyang Poultry Co., Inc.”  This corporate action was approved by FINRA and took effect at the open of business on January 20, 2011.  A copy of the Articles of Merger changing the Company’s name to Anhui Taiyang Poultry Co., Inc. is attached hereto as Exhibit 3.1. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

3.1             Articles of Merger between The Parkview Group, Inc. and Anhui Taiyang Poultry Co, Inc., effective January 18, 2011.

99.1           Press Release, dated January 20, 2011, issued by Anhui Taiyang Poultry Co., Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANHUI TAIYANG POULTRY CO., INC.

Date: January 20, 2011	By:	/s/ DAVID DODGE
David Dodge
Chief Financial Officer